                                                                    EXHIBIT 10.7

                                 LOAN AGREEMENT



FIRST UNION NATIONAL BANK
201 S. JEFFERSON STREET
Roanoke, Virginia  24011
(Hereinafter referred to as the "Bank")

OPTICAL CABLE CORPORATION
5290 CONCOURSE DRIVE
ROANOKE, VIRGINIA  24019
(Individually and collectively, "Borrower")


This Loan Agreement ("Agreement") is entered into this 10th day of March, 1999, by and between Bank and OPTICAL CABLE CORPORATION, a corporation organized under the laws of the State of Virginia.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory note (whether one or more, the "Note:) as follows:

     * Working Capital Line of Credit - in the principal amount of $10,000,000.00 which is evidenced by the Promissory Note of even date herewith (the "Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The Loan proceeds are to be used by Borrower solely for financing working capital. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

     * Line of Credit/Sweep + - in the principal amount of $5,000,000.00 which is evidenced by the Promissory Note of even date herewith (the "Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The Loan proceeds are to be used by Borrower solely for financing working capital. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

The Agreement also amends and restates in its entirety that certain Loan Agreement dated April 25, 1997.

This Agreement applies to the loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor' therein shall be substituted by term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type, and Borrower further represents that its financial condition has not changed materially or

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adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION.
The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and if necessary, by making appropriate filings with any governmental agency or unit and are the
legal,  binding,   valid  and  enforceable   obligations  of  Borrower  and  any
guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statement supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interest adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be insolvent within the meaning of 11 U.S.C. ss. 101(32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617 et seq.) or narcotics (including 21 U.S.C. ss. 801 et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its
organization,  and  has  all  powers,  governmental  licenses,   authorizations,
consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: BUSINESS CONTINUITY. Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Borrower shall maintain, preserve and keep its property in good repair, working order and conditions, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Borrower shall allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Borrower shall maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workmen's compensation insurance, and business interruption insurance, and upon all Collateral (as defined in the Loan Documents) securing the Obligations, such insurance as specified in the Loan Documents; all acquired in such amounts and from such companies as Bank may reasonably require. NOTICE OF DEFAULT AND OTHER NOTICES. (a) Notice of Default. Borrower shall furnish to Bank immediately upon becoming aware of the existence of

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any  condition  or event  which  constitutes  a Default  (as defined in the Loan
Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Borrower shall promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owed by Borrower; (iii) any material adverse claim against or affecting Borrower; or any part of its properties; (iv) the commencement of, any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. COMPLIANCE WITH OTHER AGREEMENTS. Borrower shall comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payments of Debts. Borrower shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Borrower shall deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Other Financial Information. Borrower shall deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. ESTOPPEL CERTIFICATE. Borrower, within fifteen (15) days after request by Bank, will furnish a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. DEPOSIT RELATIONSHIP. Borrower will maintain its primary depository relationship with Bank. LIFE INSURANCE. Maintain no less than $2,000,000.00 of life insurance on Robert Kopstein.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: GOVERNMENT INTERVENTION. Borrower shall not permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Borrower shall not retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Borrower shall not default on any material contract with or obligations when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $100,000.00. JUDGMENT ENTERED. Borrower shall not permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $50,000.00 and that is not discharged or execution is not stayed within 30 days of entry. CHANGE OF CONTROL. Borrower shall not make a material change of ownership that effectively changes control of Borrower. GUARANTEES. Borrower shall not guarantee or otherwise become responsible for obligations of any other person or entity. ENCUMBRANCES. Borrower shall not create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, change or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire its capital stock in an amount greater than $15,000,000.00. Any such acquisition of capital stock may be paid for from working capital or other sources deemed appropriate by the officers of the corporation.

FINANCIAL REPORTS. Borrower agrees to the following provisions(s) from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a

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basis  consistent with that of the preceding year. All such statements  shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitation in scope imposed by Borrower. Any
other   qualification  of  the  opinion  by  the  accountant  shall  render  the acceptability of the financial statements subject to Bank's approval. PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank quarterly unaudited management-prepared financial statements, including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules, as soon as available and in any event within 60 days after the close of each such period; all in reasonable detail. Such statements shall be certified as to their correctness by a principal financial officer of Borrower.

CONDITONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower, on the day and year first written above, has caused this Agreement to be executed under seal.


                                                     OPTICAL CABLE CORPORATION

Corporate                                            By: /s/ Robert Kopstein
Seal                                                    ------------------------
                                                         Robert Kopstein
                                                         President


                       TAXPAYER IDENTIFICATION NUMBER(S):

                                            OPTICAL CABLE CORPORATION 54-1237042

                                                     FIRST UNION NATIONAL BANK

                                                     By: /s/ Susan Doyle
                                                        ------------------------
                                                         Susan Doyle
                                                         Senior Vice President

49548

                               December 15, 1999



Mr. Ken Harber, Vice President
Optical Cable Corporation
P. O. Box 11967
Roanoke, Virginia  24022-1967

Re:  Loan Agreement Dated April 25, 1997

Dear Ken:

     Per your phone conversation with Susan Doyle, you have advised First Union of your desire to repurchase additional shares of common stock from working capital and other sources deemed appropriate by the officers of the corporation. Whereas the current loan agreement, as amended, limits the purchase to $15,000,000, you have requested an amendment to the loan agreement to increase this limit to $20,000,000. Our consent to this increase is hereby granted.

     We will follow up this letter with a formal amendment to the loan agreement. Please have Mr. Kopstein sign the acknowledgement line below and return to First Union. A return envelope is provided for your convenience. Should you have any questions, please feel free to contact me at 563-6667.

                                     Sincerely,

                                     /s/ William C. Moses

                                     William C. Moses
                                     Vice President

ACKNOWLEDGEMENT OF AMENDMENT:

Optical Cable Corporation


By:  /s/ Robert Kopstein           Date:  12/23/99
   -----------------------------         ---------------------------

cc:  Susan K. Doyle

                                October 3, 2001


Mr. Neil Wilkin, Senior Vice President
Chief Financial Officer
Optical Cable Corporation
P. O. Box 11967
Roanoke, Virginia  24022-1967

Re: Loan Agreement Dated March 10, 1999, $5,000,000 and $10,000,000 Promissory Notes Dated March 10, 1999, Security Agreements Dated March 13, 1996 and April 25, 1997 respectively, as renewed and amended (collectively, the "First Union Loan Documents")

Dear Neil:

     Thank you for meeting with Brenda Vaughan, Marvin Huffman and me last Tuesday, September 25, 2001. Prior to and during our meeting, we discussed several important business and financial points concerning the financial performance of Optical Cable Corporation ("Optical Cable") and compliance with the First Union Loan Documents.

     You asked us to amend or waive two Events of Default that occurred and remain outstanding since filing your 10Q on September 14, 2001 for the period ending July 31, 2001. First, by letter dated December 15, 1999, the limits of repurchase of common stock were raised from $15,000,000 to $20,000,00. It has come to our attention the $20,000,000 limit was exceeded. Second, the Loan Agreement specifies the use of loan proceeds be limited to working capital purposes. Working capital purposes are limited to short term uses in the ordinary course of business of Optical Cable, and do not include purchase of common stock of the Company for the Treasury. These Events of Default remain outstanding.

     During our meeting we asked for information that would help us respond to your request to waive the Events of Default. Included in our information request is a financial forecast for the quarter ending October 31, 2001, budget for the first half of fiscal 2002 and year end, if possible, plus a precise final count of the repurchased shares. We have also determined that we need monthly financial statements for August and September as well as for succeeding months on an ongoing basis.

     Through the close of business October 1, 2001 the combined balance outstanding on the $5 million and $10 million loans is $7,112,000.00. The balance of the $5 million Sweep+ line is $2,612,000.00 after transferring $4,500,000 to the $10 million line. The transfer was effective September 5, 2001. Also, during our meeting you indicated the need for minimal additional usage under the lines as the last stock redemption occurred on Friday, September 21, 2001. According to our records there was a wire transfer in the amount of

$272,800 to First Star Bank on September 26, which appears to be settlement of the September 21, 2001 stock purchase.

     Since Events of Default remain outstanding, we are limiting the availability under Optical Cable's lines to a level consistent with its working capital needs. Effective Thursday, October 4, 2001, the combined, total outstanding under the two lines of credit is limited to $9,500,000. Notwithstanding the outstanding defaults, First Union National Bank ("FUNB") will permit a one time only use of up to $500,000 under the lines of credit for purposes other than working capital purposes. This non-working capital advance shall be repaid as soon as possible. We reserve all other rights under and in connection with the First Union Loan Documents including the right to accelerate obligations under the First Union Loan Documents.

     In consideration of First Union's agreement to permit continued usage of the line as described above, please execute this letter to confirm that Optical Cable does not have any defenses to the obligations under the First Union Loan Documents, that Optical Cable does not hold any claims against First Union or its officers, directors, employees or affiliates, and that Optical Cable waives any claims it may have against First Union or its officers, directors, employees or affiliates.

                                     Sincerely,

                                     /s/ Susan K. Doyle

                                     Susan K. Doyle
                                     Senior Vice President

By execution of this letter, Optical Cable Corporation acknowledges and agrees to all terms of the foregoing letter.

Optical Cable Corporation

By:  /s/ Kenneth W. Harber
   ------------------------------

Name:  Kenneth W. Harber
      ---------------------------

Title:  VP Finance
      ---------------------------

Date:   10/4/2001
      ---------------------------

October 30, 2001

Mr. Kenneth Harber, Vice President, Finance
Mr. Neil Wilkin, Senior Vice President & CFO
Optical Cable Corporation
P. O. Box 11967
Roanoke, Virginia 24022-1967

Re: Loan Agreement Dated March 10, 1999, a letter modification to the Loan Agreement dated December 15, 1999; letter agreement dated October 3, 2001, $5,000,000 and $10,000,000 Promissory Notes Dated March 10, 1999; and Security Agreements Dated March 13, 1996 and April 25, 1997 respectively, all as renewed and amended (collectively, the "First Union Loan Documents")

Dear Ken and Neil:

Reference is made to the First Union Loan Documents cited above between Optical Cable Corporation (the "Borrower") and First Union National Bank (the "Bank"). The First Union Loan Documents and all other documents executed and delivered in connection therewith are collectively referred to herein as the "Loan Documents". All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

     (1)  The Loan Agreement dated March 10, 1999 provides:

               Borrower shall not "Retire or otherwise acquire its capital stock in an amount greater than $15,000,000." This limitation was subsequently increased to $20,000,000 in a letter dated December 15, 1999.

          Based on information provided by the Borrower, stock repurchased amounted to $24,179,403.26 through September 20, 2001, exceeding the $20,000,000 limitation on August 16, 2001. The Borrower has requested the Bank's waiver of this violation and amendment of the limitation to $25,000,000. The Bank does hereby waive the Borrower's defaults under this provision, subject to Borrower's execution of and return of this letter confirming its consent to the terms contained herein. The Loan Agreement will be modified to provide that the Retire or Repurchase Capital Stock section in the Negative Covenants paragraph will be deleted in its entirety and replaced with the following:

October 30, 2001
Page 2


          Retire or Repurchase Capital Stock. Borrower shall not retire or otherwise acquire any of its capital stock at any time following September 20, 2001. If Borrower reduces the combined outstanding obligations under both the $5,000,000 line of credit and the $10,000,000 line of credit to $0.00 for a period of 30 consecutive days, then Borrower may spend up to $820,596.74 to retire or acquire its capital stock.

     (2) The Loan Agreement dated March 10, 1999 also provides the following requirement for each Line of Credit:

               "The Loan proceeds are to be used by Borrower solely for financing working capital."

          Based on the schedule of purchases provided by the Borrower, stock repurchased during the Borrower's third and fourth quarters of fiscal 2001 (from July 11, 2001 through and including September 20, 2001) amounted to $7,711,164.62. These purchases were largely financed through borrowings under the $10,000,000 line of credit and the $5,000,000 line of credit. Borrower acknowledges that this is not a permitted use of the loan proceeds. The Borrower has requested the Bank's waiver, and the Bank does hereby waive the Borrower's default under this provision, subject to Borrower's execution of and return of this letter.

These waivers are limited to the defaults recited above and shall not be construed to be a waiver of any subsequent default under the referenced provisions, or of any existing or future defaults under any other provision of any Loan Document.

First Union will continue to limit the availability under Optical Cable's lines to a level consistent with its working capital needs. The limitation of the combined availability under the $10,000,000 line of credit and the $5,000,000 line of credit to a maximum combined amount of $9,500,000 will continue for the balance of the term of the lines of credit unless otherwise agreed to by Bank in writing. The purpose of each facility will continue to be Working Capital. Working capital purposes are limited to short term uses in the ordinary course of business of Optical Cable, and do not include purchase of common stock of the Company for the Treasury.

The foregoing modifications will be incorporated in an amended and restated loan agreement which will be executed by Bank and Borrower.

The Borrower, by signature below, represents and warrants that there exist no defaults or event of default under the Loan Documents other than those specifically waived herein, that the Loan Documents are in full force and effect, and that Borrower does not have any defenses to its obligations under the Loan Documents nor any claims against Bank.

October 30, 2001
Page 3

Please evidence your acceptance of the terms of this waiver by signing and returning to the Bank a copy of this letter bearing original authorized signature of each of the parties indicated.

Sincerely,


Susan K. Doyle
Senior Vice President



By execution of this letter, Optical Cable Corporation acknowledges and agrees to all terms of the foregoing letter.

Optical Cable Corporation


By:  /s/ Kenneth W. Harber
    --------------------------------

Name:  Kenneth W. Harber
     -------------------------------

Title:  VP Finance
      ------------------------------

Date:    11/13/01
      ------------------------------